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                            QUAKER FABRIC CORPORATION
                        1999 STOCK PURCHASE LOAN PROGRAM

1. Purpose.

The Quaker Fabric Corporation (the "Company") 1999 Stock Purchase Loan Program (the "Program") is designed to provide certain employees of the Company and its affiliates a source of financing to facilitate the purchase of common stock, par value $.01 per share of the Company (the "Common Stock") on the open market.

2. Participation.

The Compensation Committee (the "Committee") of the Board of Directors of the Company shall determine in its sole and absolute discretion whether an employee of the Company or its affiliates is eligible to participate in the Program ("Participant"). The Committee shall not reduce a Participant's rights under any outstanding loan except as otherwise provided in this Program and the loan documentation. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion: (i) terminate a Participant's Program eligibility at any time and for any reason (or for no reason); (ii) refuse to offer future loans to any Participant; or (iii) withdraw the offer of any loan. A Participant's participation in the Program shall immediately cease upon the individual's (i) death; (ii) disability (as determined under the Company's long-term disability program) ; (iii) leave of absence; or (iv) termination of employment with the Company and any affiliate.

3. Administration.

The Program shall be administered and interpreted by the Committee. The Committee shall have the exclusive authority and responsibility to make all determinations necessary in connection with the administration of the Program, to adopt forms of loan documents and agreements, to select the individuals eligible to participate in the Program, and to take all other actions which the Committee deems are appropriate or necessary to the proper administration of the Program. All decisions of the Committee with respect to the Program shall be final, conclusive, and binding upon all parties.

4. Loan Conditions.

      (a) Purpose.

Loans shall be used solely for the purpose of purchasing shares of Common Stock on the open market. No other uses are permitted.


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      (b) Loan Amount.

The Committee shall determine, in its sole and absolute discretion, the maximum aggregate amount of any loan or loans which may be outstanding with respect to a Participant at any time under the Program provided, however, that such amount or amounts shall at all times be less than $50,000. In no event will a Participant be allowed to have more than two (2) loans outstanding at any time under the Program (unless otherwise determined by the Committee in its sole and absolute discretion). Notwithstanding anything in this Program document to the contrary, in the event the Company becomes subject to the reporting requirements of Regulation U, no loan shall exceed the "maximum loan value" (within the meaning of Regulation U) of any Common Stock held by the Company as collateral with respect to the loan until the Company terminates its registration under Regulation U.

      (c) Loan Terms.

The Committee shall determine, in its sole and absolute discretion, all applicable terms of the loan, which shall be set forth in one or more of the loan documents.

      (d) Interest Rate.

The interest rate on each loan shall be determined by the Committee and set forth in the applicable promissory note provided, however, that such interest rate shall be at least equal to the minimum applicable federal rate, published by the Internal Revenue Service for the month during which the promissory note is executed, which is necessary to avoid imputed interest income under the Internal Revenue Code of 1986, as amended (the "Code").

      (e) Form of Repayment.

Repayment of Program loans shall be made in accordance with the schedule provided in the promissory note by means of offset against a Participant's annual bonus otherwise payable to the Participant, or by such other means as are authorized by the Committee at the time of the granting of the loan, or at any time thereafter, provided that no rights of a Participant are reduced. The unpaid principal balance of a loan, together with accrued interest thereon, may be prepaid in full or in part at any time without premium or penalty.

      (f) Security.

In order to obtain a loan under the Program, a Participant shall execute all of the loan documents required by the Company and pledge collateral adequate to secure the loan. The adequacy of the collateral pledged by a Participant as security for a loan will be determined by the Committee in its sole discretion, but in all events, a pledge of the shares of Common Stock owned by the Participant or the shares of Common Stock to be acquired by the Participant with the loan proceeds will constitute adequate security. No additional collateral shall be required.


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5. Miscellaneous Provisions.

      (a) Amendment/Termination.

The Company or the Committee may, at any time, amend, modify, terminate or freeze the Program, discontinue the making of new loans or cancel any outstanding loan by forgiveness of the outstanding debt or otherwise, provided, however, that neither the Company nor the Committee may change the terms of any outstanding loan nor take any action which would affect the rights of a Participant with respect to Common Stock previously purchased by such Participant with a loan or loans under the Program. Without limiting the generality of the foregoing, neither the Company nor the Committee may unilaterally terminate any outstanding loan or force the sale of any shares of Common Stock, except as expressly stated herein or in a Participant's promissory note evidencing the loan.

      (b) No Right to Continue as a Employee.

The Program is a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company (or any affiliate thereof) and any Participant, or consideration for, or any inducement or condition of, the employment of a Participant. Nothing contained in the Program shall give any individual the right to continue in the service of the Company as an employee or restrict the right of the Company to terminate the service of a Participant at any time.

      (c) No Third Party Beneficiaries.

Nothing in this Program shall create rights by any third party to rely upon the terms hereof without the Committee's express written consent, including rights of a spouse.

      (d) Coordination with 401(k) Hardship Rules.

In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, such Participant shall be prohibited from obtaining new loans under the Program for the twelve (12) month period following such hardship withdrawal.

6. Effective Date.

This Program is effective as of December ___, 1999.


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                             SECURED PROMISSORY NOTE
                                    UNDER THE
                            QUAKER FABRIC CORPORATION
                               1999 STOCK PURCHASE
                            LOAN PROGRAM ("PROGRAM")


$________________                                           __________________
(Amount)                                                    (Date)

      FOR VALUE RECEIVED, the undersigned _______________ (the "Borrower"), promises to pay to the order of Quaker Fabric Corporation ("the Company"), the principal amount of ___________________________ ($____________) (the "Principal
Amount") and all accrued interest thereon in accordance with the terms hereof (the "Note Indebtedness").

      Interest. Interest shall accrue on the unpaid Principal Amount commencing on the date hereof at a rate equal to 6.37%, compounded semiannually.

      Term. The term of this Promissory Note shall be for ten (10) years. The Borrower shall repay the Note Indebtedness in substantially level amortized payments over the term of this Promissory Note by means of offset against the bonus otherwise payable to the Borrower under the Company annual bonus plan and if no such bonus is payable (or if the annual bonus is insufficient to cover the Note Indebtedness payment then due), by means of a check payable to the order of the Company no later than 10 days after the bonus is paid, or if no bonus is payable, would have been paid. Unless otherwise provided by the Committee (as defined under the Program), the Note Indebtedness shall become due and payable no later than thirty (30) days following the Borrower's termination of employment with the Company and any affiliate (as defined under the Program) for any reason. The Borrower shall have the right to prepay this Promissory Note, in full or in part, at any time without premium or penalty.

      Security. This Promissory Note shall be secured by such shares of common stock, par value $.01 per share of the Company (the "Pledged Shares") as evidenced by a Stock Pledge Agreement between the Borrower and the Company of even date herewith (the "Pledge Agreement") and the Company and the Borrower agree that the Company's recourse under this Promissory Note shall be for the full amount of the Note Indebtedness and shall not be limited to the value of the Pledged Shares. In no event shall any of the Pledged Shares be sold unless the Committee consents to such sale and the amount of the Pledged Shares to be sold. In the event that all or a portion of the Pledged Shares are sold by the Borrower prior to the repayment of the Note Indebtedness, the proceeds from such sale shall be used to repay the Note Indebtedness, provided, that in the event the Company should become subject to registration under Regulation U, the amount of the Note Indebtedness shall not exceed more than fifty percent (50%) of the fair market value (as determined by the Committee, in its sole discretion) of the remaining Pledged Shares. This Promissory Note is subject to the terms of the Pledge Agreement. All the


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representations, warranties, agreements, terms and conditions contained in the
Pledge Agreement are incorporated herein.

      Default. During the continuance of an Event of Default (as defined in the Pledge Agreement), the Company shall have the right to offset any amounts owing by the Company to the Borrower for any reason, including but not limited to, salary or bonus, against any outstanding Note Indebtedness. If any action is brought to collect this Promissory Note, the Company shall be entitled to recover from the Borrower all the costs and expenses of that action, including, but not limited to, reasonable attorney's fees, and the holder shall be entitled to judgment for those additional amounts (in addition to the unpaid Note Indebtedness).

      Waiver of Rights. No failure or delay on the part of the Company to exercise any right or remedy granted to the Company in this Promissory Note or otherwise provided by law shall operate as a waiver of any such right or remedy. The Borrower hereby waives presentment, demand, notice of dishonor, notice of protest and all other notices and demands in connection with any delivery, acceptance, performance or default of this Promissory Note and agrees that this Promissory Note may be modified only by an agreement in writing signed by the Borrower and the Company.

      Governing Law. This Promissory Note shall be governed and interpreted in accordance with the laws of the state of Delaware.

Accepted and Acknowledged by:                   Accepted and Acknowledged by:

QUAKER FABRIC CORPORATION                       BORROWER

By: _____________________________               Name: __________________________

Name: ___________________________

Title: __________________________


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                             STOCK PLEDGE AGREEMENT
                                    UNDER THE
                            QUAKER FABRIC CORPORATION
                               1999 STOCK PURCHASE
                            LOAN PROGRAM ("PROGRAM")

      This is a Stock Pledge Agreement ("Agreement"), dated as of ____________, 1999, between ______________ ("Borrower") and Quaker Fabric Corporation (the "Company").

      WHEREAS, the Company has loaned Borrower the principal sum of $__________ pursuant to a Secured Promissory Note, dated as of the date hereof (the "Promissory Note").

      NOW, THEREFORE, in order to induce the Company to make the loan, and to secure Borrower's obligations under the Promissory Note, the parties named herein agree as follows:

1. Pledge. The Borrower hereby grants a first security interest to the Company in the following collateral (the "Collateral"):

      (a) All shares of common stock, par value $.01 per share of the Company (the "Common Stock") identified on Exhibit A (the "Pledged Shares"), represented by certificate nos. ___ as stated on the Common Stock ownership certificates (the "Share Certificates," whether one or more).

      (b) Any securities hereafter delivered to the Borrower in addition to or in substitution for any of the Pledged Shares and all certificates and instruments representing or evidencing such securities.

      (c) All of Borrower's rights to, title and interest in the Pledged Shares, all dividends or distributions arising therefrom, payable therein or distributed in respect thereto, whether in cash, property, stock or otherwise and whether now or hereafter declared, paid or made, together with the right to receive and receipt therefor.

2. Perfection of Security Interest. In order to perfect the Company's security interest in the Pledged Shares, the Borrower has delivered to the Company the Share Certificates duly endorsed for transfer in blank (or accompanied by one or more signed stock powers in blank), to be held by the Company pursuant to the terms of this Agreement.

3. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and agrees with the Company as follows:

      (a) The Borrower has the legal capacity to execute this Agreement and to carry out all of the terms, conditions, covenants and provisions contained herein.


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      (b) The Borrower is the only and absolute owner of the Pledged Shares and has full power to make the pledge contemplated hereby; the Pledged Shares are free from all security interests, liens and encumbrances (other than the security interest granted by this Agreement); immediately before granting the security interest created by this Agreement, the Borrower was the record and beneficial owner and holder of the Pledged Shares on the stock books and records of the Company; and the Pledged Shares are freely transferable without restriction or limitation.

      (c) During the term of this Agreement, and so long as there is no default in the observance and performance of any of the terms of this Agreement or the Promissory Note by the Borrower, the Borrower shall have the right to vote the Pledged Shares on all corporate questions.

      (d) If at any time during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the applicable corporations, all new, substituted and additional shares or other securities issued in respect to the Pledged Shares shall be held by the Company under the terms of this Agreement in the same manner as the Pledged Shares.

      (e) If at any time during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares or any other securities at the time held by the Company hereunder, such warrants, rights and options shall be held by the Company as part of the Collateral hereunder and treated in the same manner as the Pledged Shares, and if exercised by the Borrower, all new stock or other securities so acquired by the Borrower shall be held by the Company under the terms of this Agreement in the same manner as the Pledged Shares.

      (f) The Borrower has good right and lawful authority to pledge, hypothecate, mortgage, assign, transfer, deliver, set over and confirm unto the Company the Collateral as provided in this Agreement, and the Borrower shall warrant and defend the title thereto and the Company's security interest therein against persons making claims through the Borrower.

      (g) So long as this Agreement shall be in effect, the Borrower shall not sell, assign or transfer, and shall not pledge, hypothecate, mortgage or otherwise encumber any right or rights with respect to the Collateral or any rights or interest therein.

      (h) Borrower agrees to execute any form required to be executed pursuant to Regulation U and any other rules and regulations of the Federal Reserve System.

4. Default. Each of the following events or conditions constitutes an "Event of Default":

      (a) Failure by the Borrower to make any payment of principal or interest under the Promissory Note on or before thirty (30) days after the date such payment is due.


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      (b) Failure by the Borrower to comply with any other provision of the
      Promissory Note or this Agreement and the continuance of such failure for thirty (30) days or more after written notice from the Company.

      (c) Any representation, warranty or other statement by or on behalf of the Borrower contained in the Promissory Note or this Agreement is false or misleading in any material respect when made.

      (d) The Borrower becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator.

      (e) Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings are instituted by or against the Borrower, which proceedings are not dismissed or stayed within sixty (60) days after they are instituted.

If at any time during the term of this Agreement, there shall have occurred an Event of Default, the Company shall have at any time thereafter the rights and remedies provided by law, including those contained in the Uniform Commercial Code as interpreted by the courts in Delaware, and without limiting the generality of the foregoing, (i) the right to declare all amounts then remaining unpaid under the Promissory Note to be immediately due and payable, and (ii) the right to take any available action or proceeding, at law or in equity, which it deems necessary or advisable for its protection and security.

5. Governing Law. This transaction shall be governed by the laws of Delaware, and the Company shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code as interpreted by the courts of Delaware.

6. Authority of the Company. The Borrower hereby irrevocably authorizes and empowers the Company, in its absolute discretion, at any time after any Event of Default as defined herein, to complete the stock powers and to transfer or cause to be transferred on its books all of the Pledged Shares and the Share Certificates relating thereto.

7. Termination. When and if the Borrower's obligations under the Promissory Note have been paid in full, all rights and interests of the Company in and to the Pledged Shares and the other Collateral shall thereupon revest in the Borrower, and the Company thereupon shall release the security interest granted in this Agreement, reassign the Pledged Shares and the other Collateral to the Borrower and deliver the Share Certificates (together with any related stock powers) to the Borrower.

8. Taxes. The Company shall pay for any and all documentary stamps or other taxes on behalf of the Borrower on a grossed up basis (at the applicable rates) which may be imposed on the transfer and delivery to the Company, or the retransfer and redelivery to the Borrower, of the Pledged Shares, the other Collateral to the Borrower and the Share Certificates.


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9. Waiver by Borrower. The Borrower hereby waives presentment, demand, protest or notice of protest with respect to the Promissory Note.

10. The Company's Rights; Exculpation. The Collateral shall be held in the possession of the Company, and in connection therewith, the Company shall have the authority and power to take such actions and to exercise such powers hereunder as are specifically delegated to the Company by the terms hereof, together with such other powers as are reasonably incidental thereto. The Company shall not be liable hereunder in its capacity as agent or bailee for any action taken or omitted by it hereunder except for its gross negligence or willful breach. The Company shall have no compensation hereunder and shall be under no duty with respect to the Collateral except to account therefor in due course, pursuant to the terms and conditions hereof.

11. Entire Agreement. This Agreement and the Promissory Note collectively constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

12. Modification of Agreement. This Agreement may not be modified except in writing and executed with the same formality as this Agreement.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Notices. All notices required or permitted to be given hereunder shall be in writing and addressed:

            If to Quaker Fabric Corporation as follows:

                  Quaker Fabric Corporation
                  941 Grinnell Street
                  Fall River, Massachusetts 02721
                  Attention: General Counsel

            If to the Borrower, at the address set forth below.

            60 Westfield Road
            East Greenwich, RI 02818


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15. Further Assurance. Each party shall execute and deliver to the other such further documents and instruments, and shall perform such other acts, as reasonably may be necessary or proper to carry out more effectually the purposes of this Agreement.

                                          BORROWER

                                          By: __________________________________

                                          Address: _____________________________

                                          ______________________________________


                                          QUAKER FABRIC CORPORATION

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________


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